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                                                                     EXHIBIT 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000

                                 July 25, 2002

Russell Corporation
3330 Cumberland Boulevard
Suite 800
Atlanta, Georgia 30339

     Re: Russell Corporation, Cross Creek
         Apparel, LLC, Cross Creek Holdings, Inc., DeSoto Mills,
         Inc., Jerzees Apparel, LLC, Mossy Oak Apparel Company,
         RINTEL Properties, Inc., Russell Apparel LLC, Russell
         Asset Management, Inc., Russell Financial Services, Inc. and Russell Yarn LLC
         Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Russell Corporation, an Alabama corporation (the "Company"), and each of the Domestic Guarantors (as defined in Schedule I hereto) in connection with the public offering of up to $250,000,000 aggregate principal amount of 9.25% Senior Notes due 2010 (the "Exchange Notes") of the Company. The Indenture, dated as of April 18, 2002 (the "Indenture"), by and among the Company, the Guarantors (as defined below) and Wachovia Bank, National Association, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by the Domestic Guarantors (the "Domestic Guarantees") and Russell Co-Op, LLC, a limited liability organized under the laws of the Territory of Guam, (together with the Domestic Guarantors, referred to as the "Guarantors") (together with the Domestic Guarantees, the "Guarantees") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9.25% Senior Notes due 2010 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated April 18, 2002 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, J.P. Morgan Securities Inc., Fleet Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporation, SunTrust Capital Markets, Inc. and First Union Securities, Inc.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

                                (i) the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees filed with the Securities and Exchange Commission (the "Commission") on July 25, 2002 under the Act (the "Registration Statement");

                                (ii) an executed copy of the Registration Rights Agreement;

                                     II-29
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                                (iii) an executed copy of the Indenture,
                                including the terms and provisions of the Guarantees;

                                (iv) the Certificate of Incorporation of each of the Guarantors incorporated under the laws of the State of Delaware (the "Delaware Guarantors"), as certified by the Secretary of State of the State of Delaware;

                                (v) the By-laws of each of the Delaware
                                Guarantors, as currently in effect;

                                (vi) certain resolutions adopted by the members of the Boards of Directors of each of the Delaware Guarantors relating to the Exchange Offer, the Indenture, the issuance of the Guarantees by the Delaware Guarantors and related matters;

                                (vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

                                (viii) the form of the Exchange Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto (including the Company), other than the Delaware Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that such parties (including the Company) have complied with all aspects of the laws of their respective jurisdictions of organization in connection with the Exchange Notes, the Guarantees, the Registration Rights Agreement and the Indenture. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Our opinion set forth herein is limited to the Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form
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examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Domestic Guarantees will constitute valid and binding obligations of the Company and each of the Domestic Guarantors, respectively, enforceable against the Company and each of the Domestic Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and the Domestic Guarantors of the Indenture and the performance by each of the Company and the Domestic Guarantors of their respective obligations under the Exchange Notes and the Domestic Guarantees do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Domestic Guarantors or their properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by any of the Company and the Domestic Guarantors as being material to them and which are listed in Part II of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ SKADDEN, ARPS, SLATE, MEAGHER &
                                         FLOM, LLP
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                                   SCHEDULE I

                              DOMESTIC GUARANTORS

"Domestic Guarantors" means each of:

Cross Creek Apparel, LLC, a North Carolina limited liability company Cross Creek Holdings, Inc., a Delaware corporation
DeSoto Mills, Inc., an Alabama corporation
Jerzees Apparel, LLC, a Georgia limited liability company
Mossy Oak Apparel Company, a Delaware corporation
RINTEL Properties, Inc., a Delaware corporation
Russell Apparel LLC, an Alabama limited liability company
Russell Asset Management, Inc., a Delaware corporation
Russell Financial Services, Inc., a Delaware corporation
Russell Yarn LLC, an Alabama limited liability company